UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

OFG Bancorp

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico		00918

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 8, 2017, OFG Bancorp (the “Company”) appointed Mr. Ganesh Kumar (age 51), Executive Vice President and Chief Financial Officer of the Company since 2012, and Ms. Maritza Arizmendi (age 48), Senior Vice President and Chief Accounting Officer since 2014, to new senior executive positions. Both appointments were effective immediately.

     Mr. Kumar was appointed Senior Executive Vice President and Chief Operating Officer.  Previously, he served as the Company’s Chief Operating Officer from 2009 to 2012 and also as Chief Risk Officer.  Before joining the Company in 2004, he was a director of consulting at Gartner Inc. (NYSE: IT), an industry leading research and advisory firm where he assisted a wide array of financial service companies develop technology-enabled strategies and operational plans to meet desired results. Prior to Gartner, he was a manager at McKesson Corporation (NYSE: MCK) from 1997 to 1999; a planning and technology architect at Intercontinental Hotels Group (NYSE: IHG) from 1995 to 1997; and a consultant to financial services clients worldwide from 1986 to 1995.

     Ms. Arizmendi was appointed Executive Vice President and Chief Financial Officer.  Previously, she served as the Company’s Senior Vice President of Corporate Finance from 2012 to 2014.  At Banco Bilbao Vizcaya Argentaria Puerto Rico (“BBVAPR”), a Puerto Rico commercial bank acquired by the Company in December 2012, she served as Chief Financial Officer and Treasurer since 2006, Senior Vice President of Financial Planning from 2000 to 2006, and Vice President of Risk Management from 1998 to 2000.  Prior to its acquisition by BBVAPR, Ms. Arizmendi was a Vice President of Loan Review at Poncebank.  She started her career at PricewaterhouseCoopers LLP, where she attained the position of Senior Auditor.  Ms. Arizmendi received her Bachelors Degree in Accounting and a Juris Doctor from the University of Puerto Rico.  She is a Certified Public Accountant and is admitted to practice law in Puerto Rico.

     There is no arrangement or understanding between Mr. Kumar or Ms. Arizmendi and any other persons pursuant to which they were selected as officers of the Company, nor have they entered into or amended any material plan, contract or arrangement in connection with their appointments. Since the beginning of the Company’s last fiscal year, Oriental Bank had two outstanding residential mortgage loans to Ms. Arizmendi and one outstanding residential mortgage loan to her brother, Ovidio Arizmendi, that were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.  Excluding transactions involving the Company’s banking subsidiary, Oriental Bank, as a depositary of funds, and the loans described herein, there has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Arizmendi or any member of her immediate family had or will have a direct or indirect material interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          OFG BANCORP

Date: March 13, 2017                                                 By:            /s/ Carlos O. Souffront

                                                                                                       Carlos O. Souffront

                                                                                                       General Counsel and

                                                                                             Secretary of the Board of Directors